Exhibit 5.1

ONE BATTERY PARK PLAZA
NEW YORK, NEW YORK 10004

TELEPHONE: (212) 574-1200
FACSIMILE: (212) 480-8421
WWW.SEWKIS.COM

1901 L STREET, NW
WASHINGTON, DC 20036
TELEPHONE: (202) 737-8833
FACSIMILE: (202) 737-5184

 October 9, 2026

Star Bulk Carriers Corp.
c/o Star Bulk Management Inc.
40 Agiou Konstantinou Str.
Maroussi, 15124
Athens, Greece

Re: Star Bulk Carriers Corp.

Ladies and Gentlemen:

We have acted as special Republic of the Marshall Islands counsel to Star Bulk Carriers Corp., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933 (the “Securities Act”), of (i) the Company’s at-the-market offering (the “Offering”) of shares of its common stock, par value $0.01 per share, having an aggregate offering price of up to $41,371,110 (the “Shares”); (ii) the Second Amended and Restated At-The-Market Sales Agreement, dated October 9, 2026 (the “Sales Agreement”), between the Company and Deutsche Bank Securities Inc., as sales agent; and (iii) the Company’s Registration Statement on Form F-3 (File No. 333-286185) (the “Registration Statement”), including the prospectus contained therein (the “Base Prospectus”) and the prospectus supplement dated October 9, 2026 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In reaching the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the Base Prospectus, (iii) the Prospectus Supplement, (iv) the Sales Agreement, (v) the Fourth Amended and Restated Articles of Incorporation and Fourth Amended and Restated Bylaws of the Company, and (vi) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures, the legal competence or capacity of persons or entities to complete the execution of documents, that the persons identified as officers of the Company are serving as such and, as to factual matters, the truth, accuracy and completeness of the information, representations and warranties contained in the Registration Statement. As to various questions of fact which are material to the opinions hereinafter expressed, we have also relied upon statements or certificates of public officials, directors of the Company and others.

We have further assumed for the purposes of this opinion, without investigation, that all documents referred to above or contemplated by the Registration Statement, the Prospectus and the Sales Agreement to be executed in connection with the issuance of the Shares have been duly authorized, executed and delivered by all parties thereto other than the Company.

Based upon and subject to the foregoing and subject to the limitations set forth herein, we are of the opinion that, under the laws of the Republic of the Marshall Islands, when issued by the Company, sold and paid for in accordance with the terms of the Prospectus and the Sales Agreement, the Shares will be legally issued, fully paid and non-assessable.

This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof. We have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Company’s Report on Form 6-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not thereby admit that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Seward & Kissel LLP
Seward & Kissel LLP